Exhibit 23(3)
INDEPENDENT PETROLEUM CONSULTANTS’ CONSENT
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated January 1, 2006, which appears in CanArgo Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ OILFIELD PRODUCTION CONSULTANTS (OPC) LIMITED
Rubislaw Den House
23 Rubislaw Den North
Aberdeen AB15 4AL
October 11, 2006